Exhibit 99.1
Planet Reports Financial Results for Fourth Quarter and Full Fiscal Year 2024
Delivers Record Full Year Revenue of $220.7 Million, up 15% Year-over-Year
Surpasses One Thousand Customers in Fourth Quarter FY’24

San Francisco, CA – March 28, 2024 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about Earth, today announced financial results for the period ended January 31, 2024.

“Planet delivered a solid fourth quarter to cap off the year. We saw strong demand in the government sector and an evolution toward selling solutions alongside our data, enabled by the revolution happening in AI. We are prioritizing investment behind these trends to capture the opportunity,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “Additionally, our next generation satellite systems are taking flight. The Pelican tech demo satellite is performing well in orbit and the first Tanager satellite is planned to launch later this year.”

Ashley Johnson, Planet’s Chief Financial and Operating Officer, added, “We continue to progress on our journey to building a high margin, sustainable, cash flow generating business. We expect growth for fiscal year ‘25 will be driven by large opportunities in the government sector and delivering solutions for customers. We remain committed to achieving Adjusted EBITDA profitability by Q4 of this fiscal year. Our balance sheet remains strong with $299 million of cash, cash equivalents, and short-term investments as of the end of the quarter, and we continue to have no debt.”

Fiscal Fourth Quarter and Full Year 2024 Financial and Key Metric Highlights:
•Fourth quarter revenue increased 11% year-over-year to a record $58.9 million.
•Full year revenue increased 15% year-over-year to $220.7 million.
•Percent of Recurring Annual Contract Value (ACV) for the fourth quarter was 93%.
•End of Period (EoP) Customer Count increased 15% year-over-year to 1,018 customers.
•Fourth quarter gross margin was 55%, compared to 55% in the fourth quarter of fiscal year 2023. Fourth quarter Non-GAAP Gross Margin(1) was 58%, compared to 58% in the fourth quarter of fiscal year 2023.
•Full year gross margin was 51%, compared to 49% in fiscal year 2023. Full year Non-GAAP Gross Margin(1) was 54%, compared to 53% in fiscal year 2023.
•Ended the quarter with $298.9 million in cash, cash equivalents and short-term investments.

(1) Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships
•Naval Information Warfare Center (NIWC) Pacific: Planet was awarded a seven-figure annual contract value (ACV) contract by the Naval Information Warfare Center (NIWC) Pacific for vessel detection and monitoring over key areas of interest throughout the Pacific Ocean. NIWC Pacific will integrate Planet data and AI capabilities from SynMax, a Houston-based satellite analytics and intelligence company, into their SeaVision platform to help improve maritime domain awareness throughout the region. Planet recently expanded its strategic partnership with SynMax, enabling Planet to sell an advanced analytics tool leveraging SynMax’s proprietary artificial intelligence, for vessel monitoring and classification.
•Carbon Mapper: Planet signed an eight-figure, multi-year data-license agreement with Carbon Mapper, Inc. to provide hyperspectral core imagery to the non-profit and its partners until 2030. The contract marks an extension to an existing data-license agreement between Planet and Carbon Mapper. The extension covers the 2026 to 2030 period. Carbon Mapper, Inc. has been a key partner to Planet in developing the Tanager hyperspectral constellation, and this contract extension marks an important step in the continuation of the coalition’s shared mission to help improve understanding of and accelerate reductions in global methane and carbon dioxide (CO2) emissions.
•Swiss Re Expansion: Planet recently closed a three-year partnership expansion with Swiss Re, one of the world’s leading reinsurance companies. The contract adds Planet’s Land Surface Temperature data to Soil Water Content data, which allows Swiss Re to build innovative parametric insurance products by feeding pricing models, validating claims and credit, forecasting potential risk, and identifying opportunities within new markets.
•Canadian Insurance Company: Planet closed a multi-year deal with an agriculture-focused insurance company, who is leveraging Planet’s broad area monitoring solutions and Planetary Variables to modernize their drought insurance program and for crop insurance claim validation.
•Bolivia (INRA) Expansion: Bolivia’s Institute of National Agrarian Reform (INRA) and Planet are expanding their multi-year partnership. The expansion includes new products and support, such as Planetary Variables, Sentinel Hub, and Planet's Professional Services. INRA continues to leverage Planet’s solutions to manage public land and enforce property titling regulations.
•Google: Planet announced that through our partnership with Google, PlanetScope satellite data is available on Google Cloud Marketplace, enabling Google Cloud customers to analyze, process, and derive meaningful insights from Planet data at scale.

New Technologies and Products
•Pelican On-Orbit Performance: The first Pelican tech demo, which Planet launched in November 2023, continues to perform well. The team is gaining valuable on orbit learnings and making solid progress towards operationalizing the Pelican platform. Planet expects to launch additional Pelicans, including the first production satellites, during the next 12 months.
•Field Boundaries Analytics: Planet announced the release of Field Boundaries, the latest add in our suite of advanced data feeds known as Planetary Variables. This dataset allows for high-level analytics at scale for multiple use cases, including food security, sustainable agricultural monitoring, commodities trading, and supply chain monitoring. Field Boundaries can provide the spatial context necessary to understand planted acres for different crop types and growth throughout the season, enabling accurate yield estimation on a regional and global level. This can help support benchmarking, the tracking of farming activities, and compliance with regulations, leading to improved agricultural products, services, practices, and policies.

First Quarter Financial Outlook
For the first quarter of fiscal year 2025, ending April 30, 2024, Planet expects revenue to be in the range of approximately $58 million to $61 million, representing approximately 13% year-over-year growth at the midpoint. Non-GAAP Gross Margin is expected to be in the range of approximately 50% to 52%. Adjusted EBITDA loss is expected to be in the range of approximately ($11) million and ($9) million for the quarter. Capital Expenditures are expected to be in the range of approximately $14 million and $17 million for the quarter.

Planet has not reconciled its Non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the first quarter of fiscal year 2025 will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s Non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, March 28, 2024. The webcast can be accessed at www.planet.com/investors/. A replay will be available approximately 2 hours following the event. If you would prefer to register for the conference call, please go to the following link: https://www.netroadshow.com/events/login?show=ffe26585&confId=61353. You will then receive your access details via email.

Additionally, a supplemental presentation has been made available on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to over 1,000 customers, comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on Twitter.

Planet’s Use of Non-GAAP Financial Measures
This press release includes Non-GAAP Gross Profit, Non-GAAP Gross Margin, certain Non-GAAP Expenses described further below, Non-GAAP Loss from Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share, Adjusted EBITDA and Backlog, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP Gross Profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets classified as cost of revenue, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination. The Company defines Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates Non-GAAP cost of revenue, Non-GAAP research and development expenses, Non-GAAP sales and marketing expenses, and Non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates Non-GAAP Loss from Operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination.

Non-GAAP Net Loss and Non-GAAP Net Loss per Diluted Share: The Company defines and calculates Non-GAAP Net Loss as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates Non-GAAP Net Loss per Diluted Share as Non-GAAP Net Loss divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, non-operating income and expenses such as foreign currency exchange gain or loss, restructuring costs, and employee transaction bonuses in connection with the Sinergise business combination.

The Company presents Non-GAAP Gross Profit, Non-GAAP Gross Margin, certain Non-GAAP Expenses described above, Non-GAAP Loss from Operations, Non-GAAP Net Loss, Non-GAAP Net Loss per Diluted Share and Adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates Backlog as remaining performance obligations plus the cancellable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents Backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes Backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates Annual Contract Value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract, excluding customers that are exclusively Sentinel Hub self-service paying users. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV Book of Business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV Book of Business. The Company does not annualize short-term contracts in calculating its EoP ACV Book of Business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of Recurring ACV is the portion of the total EoP ACV Book of Business that is recurring in nature. The Company defines ACV Book of Business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Sentinel Hub self-service paying users. The Company defines Percent of Recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Sentinel Hub self-service paying users) divided by the total dollar value of all contracts in our ACV Book of Business at a specific point in time. The Company believes Percent of Recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks Percent of Recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of Percent of Recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining ACV Book of Business, which is used as part of the calculation of Percent of Recurring ACV.

EoP Customer Count: The Company defines EoP Customer Count as the total count of all existing customers at the end of the period excluding customers that are exclusively Sentinel Hub self-service paying users. For EoP Customer Count, the Company defines existing customers as customers with an active contract with the Company at the end of the reported period. For the purpose of this metric, the Company defines a customer as a distinct entity that uses the Company’s data or services. The Company sells directly to customers, as well as indirectly through its partner network. If a partner does not provide the end customer’s name, then the partner is reported as the customer. Each customer, regardless of the number of active opportunities with the Company, is counted only once. For example, if a customer utilizes multiple products of Planet, the Company only counts that customer once for purposes of EoP Customer Count. A customer with multiple divisions, segments, or subsidiaries are also counted as a single unique customer based on the parent organization or parent account. For EoP Customer Count, the Company does not include users that only utilize the Company’s self-service Sentinel Hub web based ordering system, which the Company acquired in August 2023, and which offers standard starter packages on a monthly or annual basis. The Company believes excluding these users from EoP Customer Count creates a more useful metric, as the Company views the Sentinel Hub starter packages as entry points for smaller accounts, leading to broader awareness of the Company’s solutions throughout their networks and organizations. The Company believes EoP Customer Count is a useful metric for investors and management to track as it is an important indicator of the broader adoption of the Company’s platform and is a measure of the Company’s success in growing its market presence and penetration. Management applies judgment as to which customers are deemed to have an active contract in a period, as well as whether a customer is a distinct entity that uses the Company’s data or services.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines Capital Expenditures as a Percentage of Revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital Expenditures as a Percentage of Revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes Capital Expenditures as a Percentage of Revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned” or the negative of these words or other similar terms or expressions that concern Planet's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, Planet’s path to profitability (including on an Adjusted EBITDA basis), Planet’s expectations regarding future product development and performance, Planet’s expectations regarding its strategies with respect to its markets and customers, Planet’s expectations regarding its ability to close deals in its pipeline, and the expected benefits of such deals to its results of operations. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet's filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Report on Form 10-K and any subsequent filings with the SEC Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter and full year ended January 31, 2024, are not necessarily indicative of its operating results for any future periods.

PLANET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	January 31,
(in thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$83,866	$181,892
Restricted cash and cash equivalents, current	8,360	527
Short-term investments	215,041	226,868
Accounts receivable, net	43,320	38,952
Prepaid expenses and other current assets	19,564	27,416
Total current assets	370,151	475,655
Property and equipment, net	113,429	108,091
Capitalized internal-use software, net	14,973	11,417
Goodwill	136,256	112,748
Intangible assets, net	32,448	14,831
Restricted cash and cash equivalents, non-current	9,972	5,657
Operating lease right-of-use assets	22,339	20,403
Other non-current assets	2,429	3,921
Total assets	$701,997	$752,723
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,601	$6,900
Accrued and other current liabilities	44,779	46,022
Deferred revenue	72,327	51,900
Liability from early exercise of stock options	8,964	12,550
Operating lease liabilities, current	7,978	4,885
Total current liabilities	136,649	122,257
Deferred revenue	5,293	2,882
Deferred hosting costs	7,101	8,679
Public and private placement warrant liabilities	2,961	16,670
Operating lease liabilities, non-current	16,952	17,145
Contingent consideration	5,885	7,499
Other non-current liabilities	9,138	1,487
Total liabilities	183,979	176,619
Stockholders’ equity
Common stock	28	27
Additional paid-in capital	1,596,201	1,513,102
Accumulated other comprehensive income	1,594	2,271
Accumulated deficit	(1,079,805)	(939,296)
Total stockholders’ equity	518,018	576,104
Total liabilities and stockholders’ equity	$701,997	$752,723

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except share and per share amounts)	2024	2023	2024	2023
Revenue	$58,852	$52,975	$220,696	$191,256
Cost of revenue	26,371	23,915	107,746	97,248
Gross profit	32,481	29,060	112,950	94,008
Operating expenses
Research and development	28,410	31,831	116,339	110,916
Sales and marketing	20,095	20,299	86,304	78,020
General and administrative	17,894	19,619	80,055	80,747
Total operating expenses	66,399	71,749	282,698	269,683
Loss from operations	(33,918)	(42,689)	(169,748)	(175,675)
Interest income	3,661	3,396	15,414	7,672
Change in fair value of warrant liabilities	(295)	1,185	13,709	6,554
Other income, net	37	207	931	330
Total other income, net	3,403	4,788	30,054	14,556
Loss before provision for income taxes	(30,515)	(37,901)	(139,694)	(161,119)
Provision for income taxes	(429)	(60)	815	847
Net loss	$(30,086)	$(37,841)	$(140,509)	$(161,966)
Basic and diluted net loss per share attributable to common stockholders	$(0.11)	$(0.14)	$(0.50)	$(0.61)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	286,507,870	270,159,456	279,585,698	267,126,918

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands)	2024	2023	2024	2023
Net loss	$(30,086)	$(37,841)	$(140,509)	$(161,966)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	777	(69)	(766)	13
Change in fair value of available-for-sale securities	1,059	1,397	89	162
Other comprehensive income (loss), net of tax	1,836	1,328	(677)	175
Comprehensive loss	$(28,250)	$(36,513)	$(141,186)	$(161,791)

PLANET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended January 31,
(in thousands)	2024	2023
Operating activities
Net loss	$(140,509)	$(161,966)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	47,639	43,330
Stock-based compensation, net of capitalized cost	57,132	75,544
Change in fair value of warrant liabilities	(13,709)	(6,554)
Change in fair value of contingent consideration	(741)	—
Other	(4,321)	(404)
Changes in operating assets and liabilities
Accounts receivable	(2,658)	6,313
Prepaid expenses and other assets	10,498	(10,080)
Accounts payable, accrued and other liabilities	(25,014)	(2,986)
Deferred revenue	22,237	(14,387)
Deferred hosting costs	(1,265)	(2,743)
Net cash used in operating activities	(50,711)	(73,933)
Investing activities
Purchases of property and equipment	(37,991)	(10,440)
Capitalized internal-use software	(4,419)	(2,320)
Maturities of available-for-sale securities	161,317	55,172
Sales of available-for-sale securities	45,580	—
Purchases of available-for-sale securities	(189,142)	(280,297)
Business acquisition, net of cash acquired	(7,542)	(3,821)
Other	(1,389)	(557)
Net cash used in investing activities	(33,586)	(242,263)
Financing activities
Proceeds from the exercise of common stock options	7,388	14,701
Class A common stock withheld to satisfy employee tax withholding obligations	(8,971)	(6,337)
Other	(15)	(504)
Net cash provided by (used in) financing activities	(1,598)	7,860
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	17	(402)
Net decrease in cash and cash equivalents, and restricted cash and cash equivalents	(85,878)	(308,738)
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	188,076	496,814
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$102,198	$188,076

PLANET
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Net loss	$(30,086)	$(37,841)	$(140,509)	$(161,966)
Interest income	(3,661)	(3,396)	(15,414)	(7,672)
Income tax provision	(429)	(60)	815	847
Depreciation and amortization	11,606	9,333	47,639	43,330
Change in fair value of warrant liabilities	295	(1,185)	(13,709)	(6,554)
Stock-based compensation	12,521	15,703	57,132	75,544
Restructuring costs(1)	35	—	7,376	—
Employee transaction bonuses in connection with the Sinergise business combination(2)	—	—	2,317	—
Other (income) expense, net	(37)	(207)	(931)	(330)
Adjusted EBITDA	$(9,756)	$(17,653)	$(55,284)	$(56,801)

(1) As part of the headcount reduction plan announced in August 2023, we recognized $7.4 million of severance and other employee-related costs for the fiscal year ended January 31, 2024. For the fiscal year ended January 31, 2024, the restructuring related stock-based compensation benefit of $1.5 million is included on its respective line item.

(2) Certain employees of Sinergise, which became employees of Planet, were paid cash transaction bonuses in connection with the closing of the Sinergise acquisition. The cost of the transaction bonuses was allocated from the purchase consideration we paid for the acquisition.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands)	2024	2023	2024	2023
Reconciliation of cost of revenue:
GAAP cost of revenue	$26,371	$23,915	$107,746	$97,248
Less: Stock-based compensation	781	1,127	3,636	5,119
Less: Amortization of acquired intangible assets	786	390	2,460	1,553
Less: Restructuring costs	1	—	564	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	—	—	267	—
Non-GAAP cost of revenue	$24,803	$22,398	$100,819	$90,576

Reconciliation of gross profit:
GAAP gross profit	$32,481	$29,060	$112,950	$94,008
Add: Stock-based compensation	781	1,127	3,636	5,119
Add: Amortization of acquired intangible assets	786	390	2,460	1,553
Add: Restructuring costs	1	—	564	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	—	—	267	—
Non-GAAP gross profit	$34,049	$30,577	$119,877	$100,680
GAAP gross margin	55%	55%	51%	49%
Non-GAAP gross margin	58%	58%	54%	53%

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands)	2024	2023	2024	2023
Reconciliation of operating expenses:
GAAP research and development	$28,410	$31,831	$116,339	$110,916
Less: Stock-based compensation	5,263	7,383	23,818	32,025
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Restructuring costs	9	—	3,306	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	—	—	1,891	—
Non-GAAP research and development	$23,138	$24,448	$87,324	$78,891
GAAP sales and marketing	$20,095	$20,299	$86,304	$78,020
Less: Stock-based compensation	2,393	3,114	10,220	13,729
Less: Amortization of acquired intangible assets	268	169	933	627
Less: Restructuring costs	—	—	1,943	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	—	—	41	—
Non-GAAP sales and marketing	$17,434	$17,016	$73,167	$63,664
GAAP general and administrative	$17,894	$19,619	$80,055	$80,747
Less: Stock-based compensation	4,084	4,079	19,458	24,671
Less: Amortization of acquired intangible assets	95	79	349	319
Less: Restructuring costs	25	—	1,563	—
Less: Employee transaction bonuses in connection with the Sinergise business combination	—	—	118	—
Non-GAAP general and administrative	$13,690	$15,461	$58,567	$55,757

Reconciliation of loss from operations
GAAP loss from operations	$(33,918)	$(42,689)	$(169,748)	$(175,675)
Add: Stock-based compensation	12,521	15,703	57,132	75,544
Add: Amortization of acquired intangible assets	1,149	638	3,742	2,499
Add: Restructuring costs	35	—	7,376	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	—	—	2,317	—
Non-GAAP loss from operations	$(20,213)	$(26,348)	$(99,181)	$(97,632)

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(In thousands, except share and per share amounts)	2024	2023	2024	2023
Reconciliation of net loss
GAAP net loss	$(30,086)	$(37,841)	$(140,509)	$(161,966)
Add: Stock-based compensation	12,521	15,703	57,132	75,544
Add: Amortization of acquired intangible assets	1,149	638	3,742	2,499
Add: Restructuring costs	35	—	7,376	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	—	—	2,317	—
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss	$(16,381)	$(21,500)	$(69,942)	$(83,923)

Reconciliation of net loss per share, diluted
GAAP net loss	$(30,086)	$(37,841)	$(140,509)	$(161,966)
Non-GAAP net loss	$(16,381)	$(21,500)	$(69,942)	$(83,923)

GAAP net loss per share, basic and diluted(1)	$(0.11)	$(0.14)	$(0.50)	$(0.61)
Add: Stock-based compensation	0.04	0.06	0.20	0.28
Add: Amortization of acquired intangible assets	—	—	0.01	0.01
Add: Restructuring costs	—	—	0.03	—
Add: Employee transaction bonuses in connection with the Sinergise business combination	—	—	0.01	—
Income tax effect of non-GAAP adjustments	—	—	—	—
Non-GAAP net loss per share, diluted(2) (3)	$(0.06)	$(0.08)	$(0.25)	$(0.31)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted(1)	286,507,870	270,159,456	279,585,698	267,126,918
Weighted-average shares used in computing Non-GAAP net loss per share, diluted(2)	286,507,870	270,159,456	279,585,698	267,126,918

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(2) Non-GAAP net loss per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(3) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

PLANET
RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

	Year Ended January 31,
(in thousands)	2024	2023
Remaining performance obligations	$132,571	$151,976
Cancellable amount of contract value	109,821	127,667
Backlog	$242,392	$279,643
For remaining performance obligations as of January 31, 2024, the Company expects to recognize approximately 86% over the next 12 months, approximately 98% over the next 24 months, and the remainder thereafter. For Backlog as of January 31, 2024, the Company expects to recognize approximately 67% over the next 12 months, approximately 85% over the next 24 months, and the remainder thereafter.

Investor Contact

Chris Genualdi / Cleo Palmer-Poroner
Planet Labs PBC
ir@planet.com

Press Contact

Claire Bentley Dale
Planet Labs PBC
comms@planet.com